UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2016

Opower, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36377	26-0542549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1515 North Courthouse Road, 8th Floor

Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 778-4544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2016, Opower, Inc., a Delaware corporation (the “Company”), OC Acquisition LLC, a Delaware limited liability company (“Parent”), Olympus II Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and, solely for certain limited purposes, Oracle Corporation, a Delaware corporation and the ultimate parent entity of Parent and Merger Subsidiary (“Ultimate Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed that Merger Subsidiary will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $10.30 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), the unvested portion of each option to purchase Common Stock (the “Stock Options”), each restricted stock of the Company outstanding under any Company Stock Plan or otherwise (“Company Restricted Stock”) and each award of restricted stock units with respect to shares of Common Stock (“RSUs,” and together with the Stock Options and Company Restricted Stock, the “Compensatory Awards”), that is outstanding immediately prior to the Effective Time and held by a person who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time will be assumed by Ultimate Parent and converted automatically at the Effective Time into an option, restricted stock or restricted stock unit award, as the case may be, denominated in shares of Ultimate Parent common stock. These assumed Compensatory Awards will be subject to terms and conditions substantially identical to those applicable to such Compensatory Awards as in effect at the Effective Time except that the number of shares subject to these awards and the per share exercise price or purchase price will be adjusted to reflect the Offer Price and the price of Ultimate Parent’s common stock on the New York Stock Exchange over the five trading days immediately preceding the date on which the Effective Time occurs.

At the Effective Time, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each Compensatory Award that is outstanding immediately prior to the Effective Time (each such award, a “Cashed Out Compensatory Award”), will not be assumed by Ultimate Parent and will, immediately prior to the Effective Time, be cancelled and extinguished in exchange for an amount in cash equal to the product of (x) the aggregate number of shares of Common Stock subject to such Cashed Out Compensatory Award immediately prior to the Effective Time and (y) the Offer Price less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation; provided that any Cashed Out Compensatory Award in respect of a Stock Option that has an exercise price equal to or greater than the Offer Price will be cancelled without any consideration therefor.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $20 million, or under other specified circumstances, an expense reimbursement of $5 million.

Merger Subsidiary has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement (but in no event later than twelve business days from the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock held by the Company as treasury stock, or owned by Ultimate Parent, Parent, or Merger Subsidiary or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S.

Securities and Exchange Commission (the “SEC”). Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

Concurrent with the execution and delivery of the Merger Agreement, on May 1, 2016, each director and executive officer of the Company (and parties related to or affiliated with such directors and executive officers) entered into a tender and support agreement (the “Support Agreement”) with Parent and Merger Subsidiary, pursuant to which each such director, executive officer and party related to or affiliated with such director or executive officer agreed, among other things, to tender his, her or its shares of Common Stock pursuant to the Offer. Shares of Common Stock held by these directors, executive officers and parties related to or affiliated with such directors and executive officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 49.9% of the shares of Common Stock outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Support Agreement, such stockholders agreed, among other things, to tender their shares of Common Stock in the Offer no later than five business days following the commencement of the Offer. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement. The form of Support Agreement is provided as Exhibit A to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On May 2, 2016, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Important Information

The tender offer for the outstanding Common Stock referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock, nor is it a substitute for the tender offer materials that Parent and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Parent and Merger Subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by contacting the Company at investor@opower.com or by phone at (703) 778-4544. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the Company’s beliefs and expectations and statements about the Offer and Parent’s proposed acquisition of the Company, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Parent and the Company are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Parent’s or the Company’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to the Company, see the discussion of risks and uncertainties in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and other SEC filings. The forward-looking statements contained in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 1, 2016, among Opower, Inc., OC Acquisition LLC, Olympus II Acquisition Corporation, and Oracle Corporation.

99.1	Press Release dated May 2, 2016 relating to Opower, Inc.’s entry into a material definitive agreement.

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPOWER, INC.

By:	/s/ Thomas Kramer
Thomas Kramer
Chief Financial Officer

Dated: May 2, 2016